ServiceNow Reports First Quarter 2025 Financial Results

•ServiceNow exceeds guidance across all Q1 2025 topline growth and profitability metrics
•Subscription revenues of $3,005 million in Q1 2025, representing 19% year-over-year growth, 20% in constant currency
•Total revenues of $3,088 million in Q1 2025, representing 18.5% year-over-year growth, 19.5% in constant currency
•Current remaining performance obligations of $10.31 billion as of Q1 2025, representing 22% year-over-year growth, 22% in constant currency
•Remaining performance obligations of $22.1 billion as of Q1 2025, representing 25% year-over-year growth, 25.5% in constant currency
•Crossed 500 customers with more than $5 million in ACV

SANTA CLARA, Calif. - April 23, 2025 - ServiceNow (NYSE: NOW), the AI platform for business transformation, today announced financial results for its first quarter ended March 31, 2025, with subscription revenues of $3,005 million in Q1 2025, representing 19% year-over-year growth and 20% in constant currency.

“ServiceNow’s position as the platinum standard for enterprise-grade AI drove these outstanding first quarter results,” said ServiceNow Chairman and CEO Bill McDermott. “Our platform is delivering real business transformation to empower CEOs with speed and agility to lead through this fast-changing environment. ServiceNow is meeting the moment, driving immediate value creation for customers and shareholders.”

As of March 31, 2025, current remaining performance obligations (“cRPO”), contract revenue that will be recognized as revenue in the next 12 months, was $10.31 billion, representing 22% year-over-year growth and 22% in constant currency, exceeding guidance by 250 bps and 150 bps, respectively. The company had 72 transactions over $1 million in net new annual contract value (“ACV”) in Q1, and ended the quarter with 508 customers with more than $5 million in ACV, representing approximately 20% year-over-year growth.

“Q1 was a quarter of great execution in a dynamic market,” said ServiceNow President and CFO Gina Mastantuono. “The team outperformed on both Now Assist and broader net new ACV goals, delivering a significant cRPO beat versus our guidance. Our use of AI internally also continues to drive meaningful opex efficiencies, yielding strong profitability and free cash flow. In times of uncertainty, customers focus on maximizing ROI and reducing costs. That’s exactly where the ServiceNow Platform excels, and we are at the forefront of the AI opportunity to drive even greater value for our customers.”

Recent Business Highlights

Innovation
•Throughout the quarter, ServiceNow unveiled breakthrough agentic AI innovations to autonomously solve the most complex enterprise challenges. Customers can now access thousands of preconfigured AI agents across CRM, HR, IT, and more, plus AI Agent Studio for building fully customized AI agents. In addition, ServiceNow’s powerful AI Agent Orchestrator ensures teams of specialized AI agents work together across tasks, systems, and departments to achieve a specific goal.
•With the Yokohama platform release, ServiceNow expanded its agentic AI capabilities with advancements in Workflow Data Fabric and Common Service Data Model, as well as expanded performance management capabilities within the company’s overall agentic AI framework.
•ServiceNow also unveiled AI agents for the telecom industry to drive productivity across service lifecycles. Built on NVIDIA AI, the initial agent use cases will help communications service providers (CSPs) autonomously handle common, labor-intensive workflows in customer service and network operations, speeding up problem resolution and improving customer experiences.
•In line with the U.S. federal government’s priorities of transparency, accountability, and efficiency, ServiceNow launched its Government Transformation Suite, designed to increase visibility, accelerate ROI, and drive efficiencies. The company also announced faster availability of its agentic AI capabilities for the public sector.

Acquisitions and Partnerships
•ServiceNow announced its plans to acquire Moveworks. This acquisition will combine ServiceNow’s agentic AI and automation strengths with Moveworks’ front-end AI assistant and enterprise search technology to deliver a unified search and self-service experience.
•Earlier this month, ServiceNow announced its plans to acquire Logik.ai, an industry leader in CRM with a modern, AI-powered, and composable Configure, Price, Quote (CPQ) solution to empower sales teams to close deals faster, increase productivity, and operate more efficiently. With the addition of Logik.ai’s sales and commerce solution, ServiceNow will enhance its ability to offer comprehensive sales, fulfillment, and service capabilities on a single platform within its CRM offering.
•Today, ServiceNow announced its latest partnerships that will further strengthen its ability to accelerate AI transformation for customers:
◦ServiceNow and Aptiv will combine the strengths of the ServiceNow Platform with Aptiv’s edge intelligence for mission-critical industries such as automotive, telecommunications, aerospace and defense, enterprise, and industrial sectors. This powerful, scalable solution will connect real-time data from complex equipment to online business systems for faster response times and smarter decision-making.
◦ServiceNow and Vodafone Business will launch an AI-powered service management solution leveraging ServiceNow's AI and automation capabilities and Vodafone's network expertise to offer personalized customer experiences, faster issue resolution, and improved operational efficiency.
◦ServiceNow and Devoteam will transform CRM for businesses in Europe and the Middle East, combining ServiceNow's AI and CRM capabilities with Devoteam's digital transformation services to improve customer, agent, and seller experiences.
•Additional partnerships throughout the quarter included:
◦ServiceNow and NVIDIA are deepening their collaboration to advance agentic AI for businesses by integrating NVIDIA's Llama Nemotron reasoning models onto the ServiceNow Platform for optimized AI agent deployment.
◦ServiceNow and DXC Technology are developing an AI-powered solution designed to modernize claims management and drive innovation for the life insurance sector.
◦ServiceNow and Google Cloud are collaborating on Google Cloud’s Agent2Agent (A2A) interoperability protocol to enable secure communication between agents across platforms and services, creating a unified agentic experience for field management.

Investment
•ServiceNow repurchased approximately 316,000 shares of its common stock for $298 million as part of its share repurchase program1, with the primary objective of managing the impact of dilution. Of the authorized amount of $4.5 billion, approximately $3 billion remains available for future share repurchases.

Recognition
•Earlier this month, ServiceNow was named a Leader in the IDC MarketScape: Worldwide SaaS and Cloud-Enabled Facility Management Applications 2024–2025 Vendor Assessment2, which we believe underscores ServiceNow’s strong foundation in AI and commitment to innovation.
•On March 4, ServiceNow was recognized as a Leader in The Forrester Wave™: Software Asset Management Solutions, Q1 20253, receiving highest possible scores in the vision, innovation, roadmap, and supporting services and offerings criteria.
•Throughout the quarter, ServiceNow received various accolades for its commitment to excellence and innovation, including placements on Fortune’s lists of World's Most Admired4 and Most Innovative Companies4, inclusion on the Forbes Most Trusted Companies in America list, and recognition on Ethisphere’s 2025 World’s Most Ethical Companies Honoree list.

(1)    The program does not have a fixed expiration date, may be suspended, or discontinued at any time, and does not obligate ServiceNow to acquire any amount of its common stock. The timing, manner, price, and amount of any repurchases will be determined by ServiceNow at its discretion and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations.

(2)    Source: IDC MarketScape: Worldwide SaaS and Cloud-Enabled Facility Management Applications 2024-2025 Vendor Assessment (doc #US52038324, February 2025)

(3)    Source: The Forrester Wave™: Software Asset Management Solutions, Q1 2025, Forrester Research, Inc., February 19, 2025

Forrester Disclaimer
Forrester does not endorse any company, product, brand, or service included in its research publications and does not advise any person to select the products or services of any company or brand based on the ratings included in such publications. Information is based on the best available resources. Opinions reflect judgment at the time and are subject to change. For more information, read about Forrester’s objectivity at www.forrester.com/about-us/objectivity/.

(4)    ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune is a registered trademark and Fortune World’s Most Admired Companies™ is a trademark of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse the products or services of, ServiceNow.

Leadership Update

On April 21, 2025, Paul Smith notified the Company of his decision to resign from his position as the Company’s President, Global Customer and Field Operations, effective April 23, 2025. Smith will continue to serve in an advisory role until no later than September 30, 2025, to ensure a seamless transition and go-to-market continuity. He is succeeded by Paul Fipps, who was appointed President of Global Customer Operations. Fipps has a distinguished track record as a U.S. Army veteran and a C-level technology leader.

First Quarter 2025 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the first quarter 2025:

	First Quarter 2025 GAAP Results		First Quarter 2025 Non-GAAP Results(1)
	Amount ($ millions)	Year/Year Growth (%)	Amount ($ millions)(3)	Year/Year Growth (%)
Subscription revenues	$3,005	19%	$3,031	20%
Professional services and other revenues	$83	4.5%	$84	6%
Total revenues	$3,088	18.5%	$3,115	19.5%

	Amount ($ billions)	Year/Year Growth (%)	Amount ($ billions)(3)	Year/Year Growth (%)
cRPO	$10.31	22%	$10.31	22%
RPO	$22.1	25%	$22.2	25.5%

	Amount ($ millions)	Margin (%)	Amount ($ millions)(2)	Margin (%)(2)
Subscription gross profit	$2,444	81.5%	$2,532	84.5%
Professional services and other gross (loss) profit	($7)	(8.5%)	$4	4%
Total gross profit	$2,437	79%	$2,536	82%
Income from operations	$451	14.5%	$953	31%
Net cash provided by operating activities	$1,677	54.5%
Free cash flow			$1,477	48%

	Amount ($ millions)	Earnings per Basic/Diluted Share ($)	Amount ($ millions)(2)	Earnings per Basic/Diluted Share ($)(2)
Net income	$460	$2.22 / $2.20	$846	$4.09 / $4.04

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(3)Non-GAAP subscription revenues and total revenues are adjusted for constant currency by excluding effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts. Professional services and other revenues, cRPO, and RPO are adjusted only for constant currency. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.

Note: Numbers rounded for presentation purposes and may not foot.

Financial Outlook
Our guidance includes GAAP and non‑GAAP financial measures. The non‑GAAP growth rates for subscription revenues are adjusted for constant currency by excluding the effects of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts, and the non-GAAP growth rates for cRPO are adjusted only for constant currency to provide better visibility into the underlying business trends.

Over the course of Q1, we have seen the U.S. dollar weaken, providing a currency tailwind to our business. We also exceeded the high end of our subscription revenue guidance in the quarter. While our business remains strong, we are only flowing through part of those benefits into our full-year outlook. This allows us to factor in potential risks as they pertain to the current geopolitical environment.

The following table summarizes our guidance for the second quarter 2025:

	Second Quarter 2025 GAAP Guidance		Second Quarter 2025 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$3,030 - $3,035	19% - 19.5%	19.5%

cRPO		19.5%	19.5%

			Margin (%)(2)
Income from operations			27%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		209

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)Guidance for GAAP subscription revenues and GAAP subscription revenues and cRPO growth rates are based on the 31-day average of foreign exchange rates for March 2025 for entities reporting in currencies other than U.S. Dollars.

The following table summarizes our guidance for the full-year 2025:

	Full-Year 2025 GAAP Guidance		Full-Year 2025 Non-GAAP Guidance(1)
	Amount ($ millions)(3)	Year/Year Growth (%)(3)	Constant Currency Year/Year Growth (%)
Subscription revenues	$12,640 - $12,680	18.5% - 19%	19.5%

			Margin (%)(2)
Subscription gross profit			83.5%
Income from operations			30.5%
Free cash flow			32%

		Amount (millions)
Weighted-average shares used to compute diluted net income per share		209

(1)We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures.
(2)Refer to the table entitled “Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(3)GAAP subscription revenues and related growth rate for the future quarter included in our full-year 2025 guidance are based on the 31-day average of foreign exchange rates for March 2025 for entities reporting in currencies other than U.S. Dollars.

Note: Numbers are rounded for presentation purposes and may not foot.

Conference Call Details

The conference call will begin at 2 p.m. Pacific Daylight Time (21:00 GMT) on April 23, 2025. Interested parties may listen to the call by dialing (888) 330‑2455 (Passcode: 8135305), or if outside North America, by dialing (240) 789‑2717 (Passcode: 8135305). Individuals may access the live teleconference from this webcast.

https://events.q4inc.com/attendee/394574978

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial (800) 770‑2030 (Passcode: 8135305), or if outside North America, by dialing (609) 800‑9909 (Passcode: 8135305).

Investor Presentation Details

An investor presentation providing additional information, including forward-looking guidance, and analysis can be found at https://investors.servicenow.com.

Financial Analyst Day

ServiceNow will host its Financial Analyst Day 2025 on Monday, May 5, at 1:30 p.m. PDT in Las Vegas, Nevada. This half‑day program will feature presentations by ServiceNow executives, who will provide financial updates and showcase how ServiceNow is putting AI to work across every aspect of business to unlock full enterprise automation. A livestream will also be available the day of the event at https://investors.servicenow.com.

Upcoming Investor Conferences

ServiceNow today announced that it will attend and have executives present at four upcoming investor conferences.

These include:
•ServiceNow President, Chief Operating Officer and Chief Product Officer Amit Zavery will participate in a fireside chat at the JP Morgan Global Technology, Media & Communications Conference on Wednesday, May 14, 2025, at 7:40 a.m. PDT.
•ServiceNow Senior Vice President and General Manager Josh Kahn will participate in a fireside chat at the Bernstein Strategic Decisions Conference on Wednesday, May 28, 2025, at 8:00 a.m. PDT.
•ServiceNow Senior Vice President and General Manager Josh Kahn will participate in a fireside chat at the TD Cowen Technology, Media & Telecom Conference on Wednesday, May 28, 2025, at 10:15 a.m. PDT.
•ServiceNow President and Chief Financial Officer Gina Mastantuono will participate in a fireside chat at the Bank of America Global Technology Conference on Wednesday, June 4, 2025, at 12:30 p.m. PDT.

The live webcast for each will be accessible on the investor relations section of the ServiceNow website at https://investors.servicenow.com and archived on the ServiceNow site for a period of 30 days.

Statement Regarding Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Revenues. We adjust revenues and related growth rates for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations and any gains or losses from foreign currency hedge contracts that are reported in the current and comparative period. To exclude the effect of foreign currency rate fluctuations, current period results for entities reporting in currencies other than U.S. Dollars (“USD”) are converted into USD at the average exchange rates in effect during the comparison period (for Q1 2024, the average exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.79 British Pound Sterling (“GBP”)), rather than the actual average exchange rates in effect during the current period (for Q1 2025, the average exchange rates in effect for our major currencies were 1 USD to 0.95 Euros and 1 USD to 0.79 GBP). Guidance for related growth rates is derived by applying the average exchange rates in effect during the comparison period, rather than the exchange rates for the guidance period, adjusted for any foreign currency hedging effects. We believe the presentation of revenues and related growth rates adjusted for constant currency facilitates the comparison of revenues year-over-year.

•Remaining performance obligations and current remaining performance obligations. We adjust cRPO and remaining performance obligations (“RPO”) and related growth rates for constant currency to provide a framework for assessing how our business performed. To present this information, current period results for entities reporting in currencies other than USD are converted into USD at the exchange rates in effect at the end of the comparison period (for Q1 2024, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.93 Euros and 1 USD to 0.79 GBP), rather than the actual end of the period exchange rates in effect during the current period (for Q1 2025, the end of the period exchange rates in effect for our major currencies were 1 USD to 0.92 Euros and 1 USD to 0.77 GBP). Guidance for the related growth rate is derived by applying the end of period exchange rates in effect during the comparison period rather than the exchange rates in effect during the guidance period. We believe the presentation of cRPO and RPO and related growth rates adjusted for constant currency facilitates the comparison of cRPO and RPO year-over-year, respectively.

•Gross profit, Income from operations, Net income and Net income per share - diluted. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of purchased intangibles, legal settlements, business combination and other related costs and income tax effects and adjustments. We believe these adjustments provide useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements and business combination and other related costs including compensation expense, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results for gross profit, income from operations, net income, net income per share, and free cash flow.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook” and statements regarding the expected benefits of our announced partnerships. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include, among others, experiencing an actual or perceived cyber-security event or weakness; our ability to comply with evolving privacy laws, data transfer restrictions, and other foreign and domestic standards related to data and the Internet; errors, interruptions, delays or security breaches in or of our service or data centers; our ability to maintain and attract key employees and manage workplace culture; alleged violations of laws and regulations, including those relating to anti-bribery and anti-corruption and those relating to public sector contracting requirements; our ability to compete successfully against existing and new competitors; our ability to predict, prepare for and respond promptly to rapidly evolving technological, market and customer developments; our ability to grow our business, including converting remaining performance obligations into revenue, adding and retaining customers, selling additional subscriptions to existing customers, selling to larger enterprises, government and regulated organizations with complex sales cycles and certification processes, and entering new geographies and markets; our ability to develop and gain customer demand for and acceptance of existing, new and improved products and services, including products that incorporate AI technology; our ability to expand and maintain our partnerships and partner programs, including expected market opportunity from such relationships, and realize the anticipated benefits thereof; global economic conditions; fluctuations in the value of foreign currencies relative to the U.S. Dollar; fluctuations in interest rates; our ability to consummate and realize the benefits of any strategic transactions or acquisitions; the impact of tariffs and conflicts on macroeconomic conditions; inflation; our ability to execute share repurchases, including the timing, manner, price, and amount of any repurchase; and fluctuations and volatility in our stock price.

Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2024, and in other filings we make with the Securities and Exchange Commission from time to time.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow (NYSE: NOW) is putting AI to work for people. We move with the pace of innovation to help customers transform organizations across every industry while upholding a trustworthy, human centered approach to deploying our products and services at scale. Our AI platform for business transformation connects people, processes, data, and devices to increase productivity and maximize business outcomes. For more information, visit: www.servicenow.com.

© 2025 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Johnna Hoff
(408) 250-8644
press@servicenow.com

Investor Contact:
Darren Yip
(925) 388-7205
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Revenues:
Subscription	$3,005	$2,523
Professional services and other	83	80
Total revenues	3,088	2,603
Cost of revenues (1):
Subscription	561	441
Professional services and other	90	79
Total cost of revenues	651	520
Gross profit	2,437	2,083
Operating expenses (1):
Sales and marketing	1,054	923
Research and development	703	606
General and administrative	229	222
Total operating expenses	1,986	1,751
Income from operations	451	332
Interest income	115	101
Other expense, net	(11)	(8)
Income before income taxes	555	425
Provision for income taxes	95	78
Net income	$460	$347
Net income per share - basic	$2.22	$1.69
Net income per share - diluted	$2.20	$1.67
Weighted-average shares used to compute net income per share - basic	207	205
Weighted-average shares used to compute net income per share - diluted	209	208

(1)Includes stock-based compensation as follows:

	Three Months Ended
	March 31, 2025	March 31, 2024
Cost of revenues:
Subscription	$68	$58
Professional services and other	11	12
Operating expenses:
Sales and marketing	148	134
Research and development	185	159
General and administrative	58	59

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in millions)

	March 31, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,369	$2,304
Short-term investments	3,228	3,458
Accounts receivable, net	1,359	2,240
Current portion of deferred commissions	533	517
Prepaid expenses and other current assets	781	668
Total current assets	9,270	9,187
Deferred commissions, less current portion	1,012	999
Long-term investments	4,335	4,111
Property and equipment, net	1,885	1,763
Operating lease right-of-use assets	810	693
Intangible assets, net	230	209
Goodwill	1,305	1,273
Deferred tax assets	1,361	1,385
Other assets	764	763
Total assets	$20,972	$20,383
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$309	$68
Accrued expenses and other current liabilities	1,109	1,369
Current portion of deferred revenue	6,737	6,819
Current portion of operating lease liabilities	103	102
Total current liabilities	8,258	8,358
Deferred revenue, less current portion	117	95
Operating lease liabilities, less current portion	806	687
Long-term debt, net	1,490	1,489
Other long-term liabilities	162	145
Stockholders’ equity	10,139	9,609
Total liabilities and stockholders’ equity	$20,972	$20,383

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$460	$347
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	160	130
Amortization of deferred commissions	145	131
Stock-based compensation	470	422
Deferred income taxes	32	28
Other	4	(18)
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	901	715
Deferred commissions	(155)	(165)
Prepaid expenses and other assets	(139)	(106)
Accounts payable	234	107
Deferred revenue	(148)	(10)
Accrued expenses and other liabilities	(287)	(240)
Net cash provided by operating activities	$1,677	$1,341
Cash flows from investing activities:
Purchases of property and equipment	(205)	(135)
Business combinations, net of cash acquired(1)	(18)	(10)
Purchases of other intangibles	(34)	(21)
Purchases of investments	(1,140)	(1,605)
Purchases of non-marketable investments	(4)	(42)
Sales and maturities of investments	1,181	1,073
Other	3	6
Net cash used in investing activities	$(217)	$(734)
Cash flows from financing activities:
Proceeds from employee stock plans	153	131
Repurchases of common stock	(298)	(175)
Taxes paid related to net share settlement of equity awards	(253)	(215)
Business combination (1)	—	(184)
Net cash used in financing activities	$(398)	$(443)
Foreign currency effect on cash, cash equivalents and restricted cash	5	(4)
Net change in cash, cash equivalents and restricted cash	1,067	160
Cash, cash equivalents and restricted cash at beginning of period	2,310	1,904
Cash, cash equivalents and restricted cash at end of period	$3,377	$2,064

(1)    The three months ended March 31, 2024 reflects a reclassification of $184 million from investing activities to financing activities related to the second installment payment made in the acquisition of G2K Group GmbH.

ServiceNow, Inc.
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

Gross profit:
GAAP subscription gross profit	$2,444	$2,082
Stock-based compensation	68	58
Amortization of purchased intangibles	20	21
Non-GAAP subscription gross profit	$2,532	$2,161

GAAP professional services and other gross (loss) profit	$(7)	$1
Stock-based compensation	11	12
Non-GAAP professional services and other gross profit	$4	$13

GAAP gross profit	$2,437	$2,083
Stock-based compensation	79	70
Amortization of purchased intangibles	20	21
Non-GAAP gross profit	$2,536	$2,174

Gross margin:
GAAP subscription gross margin	81.5%	82.5%
Stock-based compensation as % of subscription revenues	2.5%	2.5%
Amortization of purchased intangibles as % of subscription revenues	0.5%	1%
Non-GAAP subscription gross margin	84.5%	85.5%

GAAP professional services and other gross margin	(8.5%)	1%
Stock-based compensation as % of professional services and other revenues	13%	14.5%
Non-GAAP professional services and other gross margin	4%	15.5%

GAAP gross margin	79%	80%
Stock-based compensation as % of total revenues	2.5%	2.5%
Amortization of purchased intangibles as % of total revenues	0.5%	1%
Non-GAAP gross margin	82%	83.5%

	Three Months Ended
	March 31, 2025	March 31, 2024
Income from operations:
GAAP income from operations	$451	$332
Stock-based compensation	470	422
Amortization of purchased intangibles	21	24
Business combination and other related costs	11	13
Non-GAAP income from operations	$953	$791

Operating margin:
GAAP operating margin	14.5%	12.5%
Stock-based compensation as % of total revenues	15%	16%
Amortization of purchased intangibles as % of total revenues	0.5%	1%
Business combination and other related costs as % of total revenues	0.5%	0.5%
Non-GAAP operating margin	31%	30.5%

Net income:
GAAP net income	$460	$347
Stock-based compensation	470	422
Amortization of purchased intangibles	21	24
Business combination and other related costs	11	13
Income tax effects and adjustments(1)	(116)	(99)
Non-GAAP net income	$846	$707

Net income per share - basic and diluted:
GAAP net income per share - basic	$2.22	$1.69
GAAP net income per share - diluted	$2.20	$1.67
Non-GAAP net income per share - basic	$4.09	$3.45
Non-GAAP net income per share - diluted	$4.04	$3.41

Weighted-average shares used to compute net income per share - basic	207	205

Weighted-average shares used to compute net income per share - diluted	209	208

Free cash flow:
GAAP net cash provided by operating activities	$1,677	$1,341
Purchases of property and equipment	(205)	(135)
Business combination and other related costs	5	19
Non-GAAP free cash flow	$1,477	$1,225

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	54.5%	51.5%
Purchases of property and equipment as % of total revenues	(6.5%)	(5%)
Business combination and other related costs as % of total revenues	—%	0.5%
Non-GAAP free cash flow margin	48%	47%

(1)We use a non-GAAP effective tax rate for evaluating our operating results to provide consistency across reporting periods. Based on our long-term projections, we are using a non-GAAP tax rate of 20% for each of the three months ended March 31, 2025 and 2024. This non-GAAP tax rate could change for various reasons including significant changes in our geographic earnings mix or fundamental tax law changes in major jurisdictions in which we operate.

Note: Numbers are rounded for presentation purposes and may not foot.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

Three Months Ending
June 30, 2025

GAAP operating margin	10%

Stock-based compensation expense as % of total revenues	16%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	27%

Twelve Months Ending
December 31, 2025

GAAP subscription gross margin	80.5%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription margin	83.5%

GAAP operating margin	14%

Stock-based compensation expense as % of total revenues	15%

Amortization of purchased intangibles as % of total revenues	1%

Business combination and other related costs as % of total revenues	—%

Non-GAAP operating margin	30.5%

GAAP net cash provided by operating activities as % of total revenues	40%

Purchases of property and equipment as % of total revenues	(8%)

Business combination and other related costs as % of total revenues	—%

Non-GAAP free cash flow margin	32%

Note: Numbers are rounded for presentation purposes and may not foot.